UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington D. C. 20549

                                     Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  July 25, 2003

                        Cendant Mortgage Capital LLC
            (Exact name of registrant as specified in its charter)

New York (governing law of                333-102489		  52-233886
Pooling and Servicing Agreement)         (Commission              (IRS EIN)
(State or other jurisdiction             File Number)
of Incorporation)

     c/o Citibank, N.A.
     399 Park Avenue
     New York, NY                                                 10043
     (Address of principal executive offices)                     (Zip Code)

     Registrant's telephone number, including area code:  (212) 657-2186

     (Former name or former address, if changed since last report)


ITEM 5.  Other Events

     On July 25, 2003 a distribution was made to holders of CDMC Mortgage Pass-Through Certificates, Series 2003-6.


ITEM 7.  Financial Statements and Exhibits

     (c)  Exhibits furnished in accordance with Item 601(a) of Regulation S-K

     EX-99.1 Monthly report distributed to holders of CDMC Mortgage Pass-Through Certificates, Series 2003-6, relating to the July 25, 2003 distribution.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:   8-05-2003
           --------------

     Filed on behalf of Cendant Mortgage Capital LLC, by Citibank N.A., as Trustee for CDMC Mortgage Pass-Through Certificates, Series 2003-6.


                  By:       /s/ Kristen Driscoll
                            -------------------------
                  Company:  Citibank, N.A. as Trustee